Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on the following Form S-8’s: Nos. 33-5456, 33-38590, 33-39387, 33-53763, 333-19735, 333-50583, 333-101767, 333-109359, 333-110726, 333-159666, and 333-194929 of CLARCOR Inc. of our report dated April 28, 2014 relating to the financial statements of Filtration, a business of Stanadyne Corporation, which appears in the Current Report on Form 8-K of CLARCOR Inc. dated May 1, 2014.

/s/ PricewaterhouseCoopers LLP

Hartford, CT

July 8, 2014